Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Protect Pharmaceutical Corporation (the “Company”) on Form 10-K for the period ending December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Una Taylor, Chief Executive Officer and Acting Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

 The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/   UNA TAYLOR

Una Taylor

Chief Executive Officer

Principal Accounting Officer

March 31, 2017